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                                                                    EXHIBIT 4.13

                         CONSOLIDATED AMENDMENT NO. 9 TO
    AMENDED AND RESTATED CREDIT AGREEMENT, AMENDED AND RESTATED REIMBURSEMENT
                          AGREEMENT AND PROMISSORY NOTE

      This Consolidated Amendment No. 9 to Amended and Restated Credit Agreement, Amended and Restated Reimbursement Agreement, and Promissory Note (this "Amendment"), dated as of November 12, 2004, is entered into by and between SIFCO INDUSTRIES, INC. (the "Borrower") and NATIONAL CITY BANK (the "Bank") for the purposes amending and supplementing the documents and instruments referred to below.

                                   WITNESSETH:

      Whereas, Borrower and Bank are parties to an Amended and Restated Credit Agreement made as of April 30, 2002, as amended from time to time (as amended, the "Credit Agreement" providing for $6,000,000 of revolving credits; all terms used in the Credit Agreement being used herein with the same meaning); and

      Whereas, Borrower and Bank are parties to an Amended and Restated Reimbursement Agreement made as of April 30, 2002, as amended from time to time (as amended, the "Reimbursement Agreement" pursuant to which a Letter of Credit was issued in the initial stated amount of $4,225,280; all terms used in the Reimbursement Agreement being used herein with the same meaning); and

      Whereas, Borrower and Bank are parties to Promissory Note made as of April 14, 1998, as amended from time to time (as amended, the "Term Note" providing for a $12,000,000 term loan; all terms used in the Term Note being used herein with the same meaning); and

      Whereas, Borrower and Bank desire to further amend certain provisions of the Credit Agreement and the Reimbursement Agreement to, among other things, (a) amend and/or waive certain financial covenants applicable thereto, (b) extend the maturity dates of the Credit Agreement, Reimbursement Agreement and Term Note, and (c) supplement certain of the covenants therein;

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

SECTION I - AMENDMENTS TO CREDIT AGREEMENT

      A. Subsection 2A.02 of the Credit Agreement is hereby amended to extend the Expiration Date from September 30, 2005 to April 1, 2006.

      B. Subsection 5A.07 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  5A.07 If Borrower shall not receive an amount of at least $4,000,000 in cash from its subsidiary, SIFCO Irish Holdings, Ltd., on or before December 1, 2004 and if such amount is not either used to pay down the principal of the Term Note or deposited into an account with Bank, subject to a security agreement in form and substance satisfactory to Bank, to secure payment of the Term Note.

SECTION II - AMENDMENTS TO REIMBURSEMENT AGREEMENT

      A. The Expiration Date of the Letter of Credit is hereby extended from September 30, 2005 to April 1, 2006.

      B. The Tangible Net Worth covenant in the Reimbursement Agreement is hereby amended in its entirety to read as follows:

                  1. Borrower shall not suffer or permit its Tangible Net Worth at any time to be less than the required minimum amount. The required minimum amount shall be $27,000,000 effective as of the date of this Amendment. The required minimum amount shall increase as of the last day of each fiscal year of Borrower, commencing with fiscal year ending September 30, 2005, by an amount equal to 50% of

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                  Borrower's net income for such fiscal year as measured by
                  Borrower's annual audited financial statements for such fiscal year.

      C. Section 2(a) of the Reimbursement Agreement is hereby amended by adding the following language to the end thereof:

            On and after the date upon which all of the following conditions have been satisfied, the Commitment Fee shall be reduced to one percent (1%) per annum:

                  (i) Borrower shall have deposited into an account at Bank (the "Account") the net proceeds from the sale of its real property in Tampa, Florida but not less than $2,780,075.00; and

                  (ii) Borrower shall have executed and delivered to Bank, in form and substance satisfactory to Bank, a security agreement granting Bank a first priority security interest in the Account.

SECTION III - AMENDMENTS TO TERM NOTE

      A. The maturity date of the Term Note is hereby extended from September 30, 2005 to April 1, 2006. Borrower shall continue to make principal payments in the amount of Three Hundred Thousand and 00/100ths Dollars ($300,000.00) on the first day of each February, May, August and November hereafter, with the final installment due on April 1, 2006 to be in the amount of the remaining outstanding principal of the Term Note.

SECTION IV - WAIVER

Bank hereby waives all violations of the Tangible Net Worth covenant contained in Consolidated Amendment No. 7 to the Credit Agreement and Reimbursement Agreement dated as of May 14, 2004 and all violations of the Adjusted Fixed Charge Coverage Ratio contained in Consolidated Amendment No. 5 to the Credit Agreement and Reimbursement Agreement dated as of November 26, 2003 which occurred prior to the date hereof. The execution, delivery and effectiveness of this Amendment and the specific waiver set forth herein shall not operate as a waiver of any other right, power or remedy of Bank under the Credit Agreement or Reimbursement Agreement or constitute a continuing waiver of any kind.

SECTION V -- REPRESENTATIONS AND WARRANTIES

Borrower hereby represents and warrants to Bank, to the best of Borrower's knowledge, that

      A. None of the representations and warranties made in the Credit Agreement, the Reimbursement Agreement or the Promissory Note (collectively, the "Loan Documents") has ceased to be true and complete in any material respect as of the date hereof; and

      B. As of the date hereof no "Default" has occurred that is continuing under the Loan Documents.

SECTION VI - ACKNOWLEDGMENTS CONCERNING OUTSTANDING LOANS

Borrower acknowledges and agrees that, as of the date hereof, all of Borrower's outstanding loan obligations to Bank are owed without any offset, deduction, defense, claim or counterclaim of any nature whatsoever. Borrower authorizes Bank to share all credit and financial information relating to Borrower with each of Bank's parent company and with any subsidiary or affiliate company of such Bank or of such Bank's parent company.

SECTION VII - REFERENCES

On and after the effective date of this Amendment, each reference in the Credit Agreement, the Reimbursement Agreement or the Term Note to "this Agreement", "hereunder", "hereof", or words of like import referring to the Credit Agreement, Reimbursement Agreement or Term Note shall mean and refer to the Credit Agreement, Reimbursement Agreement and Term Note as amended hereby. The Loan Documents, as amended by this Amendment, are and shall continue to be in full force and effect and are hereby ratified and confirmed in all respects. To the extent any amendment set forth in any previous amendment is omitted from this Amendment, the same shall be deemed eliminated as between Borrower and the other parties hereto as of the date hereof. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Bank under the Loan Documents or constitute a waiver of any provision of the Loan documents except as specifically set forth herein.

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SECTION VIII - COUNTERPARTS AND GOVERNING LAW

This Amendment may be executed in any number of counterparts, each counterpart to be executed by one or more of the parties but, when taken together, all counterparts shall constitute one agreement. This Amendment, and the respective rights and obligations of the parties hereto, shall be construed in accordance with and governed by Ohio law.

      IN WITNESS WHEREOF, the Borrower and the Bank have caused this Amendment to be executed by their authorized officers as of the date and year first above written.

SIFCO INDUSTRIES, INC.                       NATIONAL CITY BANK

/s/   Frank A. Cappello                      /s/  Denise Jakubovic
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      Frank A. Cappello                           Denise Jakubovic
      Vice President - Finance and                Corporate Banking Officer
      Chief Financial Officer

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